Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

6 November 2023

Matter No.: 837855 / 109471512
852 2842 9530
Richard.hall@conyers.com

SOLOWIN HOLDINGS

Cricket Square, Hutchins Drive

P.O. Box 2681

KY1-1111

Cayman Islands

Dear Sir/ Madam,

Re: SOLOWIN HOLDINGS (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 November 2023 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration of up to 5,000,000 ordinary shares par value US$0.0001 per share (the “Ordinary Shares”) to be issued pursuant to the SOLOWIN HOLDINGS 2023 equity incentive plan (the “Plan”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement; and

1.2.	a copy of the Plan.

The documents listed in items 1.1 through 1.2 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.3.	a copy of the amended and restated memorandum of association and amended and restated articles of association of the Company each certified by 6 November on 2023;

1.4.	a copy of the written resolutions of directors of the Company dated 6 November 2023 (the “Resolutions”);

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin,
Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 3 November 2023 (the “Certificate Date”);

1.6.	a copy of a certificate of incumbency issued by the registered office service provider of the Company dated 6 November 2023 (“Incumbency Certificate”); and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and the other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Ordinary Shares by the Company under the Plan the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Registration Statement and the Plan in accordance with their respective terms and that the Registration Statement will be duly filed with the Commission and have become effective prior to the issue by the Company of any Ordinary Shares under the Plan;

2.8.	that the contents of the Incumbency Certificate are true and correct as of the date thereof, the date of the Resolutions and as of the date hereof;

2.9.	the Company has not taken any action to appoint a restructuring officer;

2.10.	that all necessary corporate action will be taken to authorise and approve any issue of the Ordinary Shares in connection with the Plan; and

2.11.	that on the date of issuance of any of the Ordinary Shares, (i) the Company will have sufficient authorised but unissued Ordinary Shares, and (ii) the Company is and after issuing such Ordinary Shares will be able to pay its debts.

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3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Documents:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We express no opinion with respect to the issuance of Ordinary Shares pursuant to any provision of the Plan that purports to obligate the Company to issue Ordinary Shares following the commencement of a winding up or liquidation.

3.4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	The Ordinary Shares to be issued pursuant to the Plan have been duly authorised, and when issued and paid for in accordance with the Plan and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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